Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

DTI Services Limited Liability Company and Affiliates

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of DTI Services Limited Liability Company and affiliates (the “Company”) as of September 30, 2021, and December 31, 2020, and the related consolidated statements of operations, changes in members’ equity and cash flows for the periods then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2021 and December 31, 2020, and the results of their operations and their cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2021.

Houston, Texas

February 22, 2022

DTI SERVICES LIMITED LIABILITY COMPANY AND AFFILIATES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
ASSETS

CURRENT ASSETS:
Cash	$18,458	$337,112
Accounts receivable, net	4,220,518	4,729,431
Inventory, net	11,355,374	10,535,483
Note receivable, related party	1,000,000	-
Prepaid expenses and other current assets	1,797,276	874,437
Total current assets	18,391,626	16,476,463

Property and equipment, net	502,202	615,744
Right of use assets, net	1,243,971	1,504,458
Other non-current assets	5,486	5,486
TOTAL ASSETS	$20,143,285	$18,602,151

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$785,013	$474,526
Accrued expenses	858,616	654,245
Contract liabilities	158,376	210,777
Notes payable	-	618,700
Operating lease obligation, current portion	355,585	338,692
Other payables	209,504	377,285
Total current liabilities	2,367,094	2,674,225

Line of credit	5,264,931	5,939,056
Operating lease obligation, net of current portion	956,800	1,226,128
TOTAL LIABILITIES	8,588,825	9,839,409

Members’ Equity
Members’ equity	3,162,846	3,162,846
Accumulated deficit	(944,824)	(1,183,481)
Total DTI Services Limited Liability Company Members’ Equity	2,218,022	1,979,365
Non-controlling interest	9,336,438	6,783,377
Total members’ equity	11,554,460	8,762,742
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$20,143,285	$18,602,151

The accompanying notes are an integral part of these consolidated financial statements.

DTI SERVICES LIMITED LIABILIITY COMPANY AND AFFILIATES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30, 2021	For the Year Ended December 31, 2020

Revenues, net	$28,497,132	$37,366,818
Cost of goods sold	19,539,179	27,101,644
Gross profit	8,957,953	10,265,174

Operating expenses:
General and administrative expenses	5,491,423	7,682,215
Income from operations	3,466,530	2,582,959

Other income (expenses)
Gain on extinguishment of debt	618,700	-
Interest expense, net	(79,492)	(128,852)
Total other income (expenses)	539,208	(128,852)

Net income	4,005,738	2,454,107

Less: Net income attributable to non-controlling interest	(3,767,081)	(3,730,818)

Net income (loss) attributable to DTI Services Limited Liability Company	$238,657	$(1,276,711)

The accompanying notes are an integral part of these consolidated financial statements.

DTI SERVICES LIMITED LIABILIITY COMPANY AND AFFILIATES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Members’ Equity	Accumulated Deficit	Non-controlling Interest	Total Members’ Equity
Balance, December 31, 2019	$3,162,846	$93,230	$5,382,737	$8,638,813

Distributions to members	-	-	(2,330,178)	(2,330,178)
Net income (loss)	-	(1,276,711)	3,730,818	2,454,107
Balance, December 31, 2020	3,162,846	(1,183,481)	6,783,377	8,762,742

Distributions to members	-	-	(1,214,020)	(1,214,020)
Net income	-	238,657	3,767,081	4,005,738
Balance, September 30, 2021	$3,162,846	$(944,824)	$9,336,438	$11,554,460

The accompanying notes are an integral part of these consolidated financial statements.

DTI SERVICES LIMITED LIABILIITY COMPANY AND AFFILIATES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020

OPERATING ACTIVITIES:
Net income	$4,005,738	$2,454,107
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense	-	237,941
Inventory reserve and write down	1,025,000	1,309,758
Depreciation and amortization	144,000	170,704
Gain on extinguishment of debt	(618,700)	-
Non-cash lease expense	260,487	336,493
Changes in operating assets and liabilities:
Accounts receivable	508,913	(1,787,780)
Inventory	(1,844,891)	(4,426,353)
Prepaid expenses and other current assets	(922,839)	(133,738)
Accounts payable	310,487	(494,189)
Accrued expenses	204,371	182,019
Operating lease obligation	(252,435)	(317,370)
Other payables	(167,781)	(686,734)
Contract liabilities	(52,401)	63,838
Net cash provided by (used in) operating activities	2,599,949	(3,091,304)

INVESTING ACTIVITIES:
Additions to property and equipment	(30,458)	(171,605)
Note receivable, related party	(1,000,000)	11,150
Net cash used in investing activities	(1,030,458)	(160,455)

FINANCING ACTIVITIES:
Proceeds from PPP loan	-	618,700
Repayments of line of credit	(17,754,293)	(20,364,041)
Proceeds from line of credit	17,080,168	25,228,690
Distributions to members	(1,214,020)	(2,330,178)
Net cash provided (used) in financing activities	(1,888,145)	3,153,171

NET DECREASE IN CASH	(318,654)	(98,588)

CASH, BEGINNING OF PERIOD	337,112	435,700

CASH, END OF PERIOD	$18,458	$337,112

CASH PAID FOR:
Interest	$83,149	$120,507
Income taxes	$-	$-
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING:
ROU asset and operating lease obligation recognized upon adoption of Topic 842	$-	$1,882,190

The accompanying notes are an integral part of these consolidated financial statements.

DTI SERVICES LIMITED LIABILITY COMPANY AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2021, and the Year Ended December 31, 2020

Note 1 – Organization and Basis of Presentation

DTI Services Limited Liability Company (doing business as RCA Commercial Electronics) (the “Company,” “we,” or “our”), was incorporated under the laws of the State of Indiana on February 18, 2009.  DTI Services Limited Liability Company, and Affiliates (collectively referred to as the “Company”) is engaged in the design, manufacture and wholesale distribution of commercial LED lighting and electronics such as televisions, mounting solutions, projectors and screens, audio equipment, digital signage, mobile audio and video systems, and all wire and connecting products throughout the United States of America.

Basis of presentation

The accompanying consolidated financial statements present the balance sheets, statements of operations, changes in members’ equity and cash flows of the Company. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of DTI Services Limited Liability Company (“DTI”) and its affiliates, Direct Tech Sales, LLC (“DTS”) and PMI Group, LLC (“PMI”) who are considered variable interest entities. DTI is the importer of the lighting and electronic products, DTS sells the products through distribution networks and direct sales while PMI manages on-line sales. All significant inter-entity transactions and balances have been eliminated in consolidation.

Variable Interest Entities and Non-controlling Interest

DTI holds the product licensing and imports the products from contract manufacturers. DTS is the primary distribution and sales organization. In 2018, the owners formed PMI, which distributes high-margin DTI products through online distributors such as Amazon and eBay. As a result, DTI has a variable interest in DTS and PMI, which qualifies as variable interest entities (“VIEs”). Management has determined that DTI is the primary beneficiary and requires consolidation of DTS and PMI. As such, the members’ equity of DTS and PMI is presented as non-controlling interest in the accompanying Consolidated Balance Sheets. Creditors and beneficial holders of the VIEs have no recourse to the assets or general credit of DTI, except that DTI and DTS are co-borrowers on the line of credit agreement with their financial institution (See Note 3).

Note 2 - Summary of Significant Accounting Policies

Use of estimates

The financial statements are prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.  Preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable. In many instances, the Company could have reasonably used different accounting estimates and in other instances changes in the accounting estimates are reasonably likely to occur from period to period. On an ongoing basis, the Company reviews its estimates, including, but not limited to, those related to inventory valuation and obsolescence, estimated useful lives of property and equipment, incremental borrowing rate used in determining the net present value of operating lease payments, impairment of assets and loss contingencies. Actual results could differ significantly from our estimates. To the extent that there are material differences between these estimates and actual results, the Company’s future financial statement presentation, financial condition, results of operations and cash flows will be affected.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. As of September 30, 2021, and December 31, 2020, the Company had no cash equivalents.

DTI SERVICES LIMITED LIABILITY COMPANY AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2021, and the Year Ended December 31, 2020

Major Vendors

For the nine months ended September 30, 2021, and year ended December 31, 2020, the Company had two vendors that made up 50% and 68% of total purchases, respectively.

Major Customers

For the nine months ended September 30, 2021, and year ended December 31, 2020, the Company had one customer that made up 24% and 21% of total revenues, respectively.  This one customer made up 38% and 21% of accounts receivable as of September 30, 2021, and December 31, 2020, respectively.

Fair value measurements

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, and notes payable. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

As of September 30, 2021, and December 31, 2020, the Company has no financial assets or liabilities that are required to be fair valued on a recurring basis.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.  As of September 30, 2021, and December 31, 2020, allowance for bad debt was $41,441 and $47,956, respectively.

Inventory

Inventory consists of finished goods (except for component parts) that are valued at the lower of cost or net realizable value on a weighted average cost basis. Certain inventory is manufactured outside the United States and as such the Company maintains component parts in China. The Company periodically reviews the value of items in inventory and records an allowance to reduce the carrying value of inventory to the lower of cost or net realizable value based on its assessment of market conditions, inventory turnover and current stock levels.  Inventory write-downs are charged to cost of goods sold. During the year ended December 31, 2020, the Company recognized write downs to reduce inventory to net realizable value of $1,309,758. During the nine months ended September 30, 2021, the Company recognized a reserve for inventory obsolescence of $1,025,000. Inventory, net at September 30, 2021, and December 31, 2020 consists of:

DTI SERVICES LIMITED LIABILITY COMPANY AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2021, and the Year Ended December 31, 2020

	September 30,	December 31,
	2021	2020
Finished goods	$12,380,374	$10,535,483
Less: Inventory reserve	(1,025,000)	-
Inventory, net	$11,355,374	$10,535,483

Long-lived Assets

We periodically evaluate the carrying value of long-lived assets to be held and used when events and circumstances indicate that the carrying amount of an asset may not be recovered. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. We did not recognize any impairment losses during the nine months ended September 30, 2021, and the year ended December 31, 2020.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the assets, which range from 5 to 7 years as follows:

Office furniture & equipment	3-7 years
Warehouse equipment	5-7 years
Transportation equipment	5 years
Leasehold Improvements	7 years or time remaining on lease (whichever is shorter)

Maintenance and repair costs are charged to expense as incurred.  Significant improvements or betterments are capitalized and depreciated over the remaining life of the related asset.

Property and equipment consisted of the following as of September 30, 2021, and December 31, 2020:

	September 30,	December 31,
	2021	2020
Transportation equipment	$468,715	$244,671
Warehouse equipment	170,186	316,389
Office furniture and fixtures	342,909	468,714
Leasehold improvements	246,106	167,684
Total Property and equipment	1,227,916	1,197,458
Less: Accumulated depreciation	(725,714)	(581,714)
Property and equipment, net	$502,202	$615,744

Depreciation expense for the nine months ended September 30, 2021, and the year ended December 31, 2020, amounted to $144,000 and $170,704, respectively.

DTI SERVICES LIMITED LIABILITY COMPANY AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2021, and the Year Ended December 31, 2020

Prepaids and Other Current Assets

DTI entered into agreements with vendors to manufacture certain products. The agreements require DTI to prepay these vendors 20% to 50% of the manufacturing cost with the purchase order and then 25% to 80% upon shipment. Prepaid expenses and other current assets consisted of the following as of September 30, 2021, and December 31, 2020:

	September 30,	December 31,
	2021	2020
Prepaid purchase orders	$1,479,518	$808,829
Other current assets	317,758	65,608
	$1,797,276	$874,437

Income Taxes

A limited liability company is a flow through entity for income tax purposes and as such earnings or losses flow through to the members income tax returns. Accordingly, the Company does not incur income tax obligations and the financial statements do not include a provision for income taxes.

Revenue Recognition

On January 1, 2019, the Company adopted ASC Topic 606, Revenue from Contracts with Customers using the modified retrospective method applied to those contracts which were not completed as of January 1, 2019. This adoption did not materially impact the financial statements.

Revenue is recognized under Topic 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

•executed contracts with the Company’s customers that we believe is legally enforceable;

•identification of performance obligations in the respective contract;

•determination of the transaction price for each performance obligation in the respective contract;

•allocation the transaction price to each performance obligation; and

•recognition of revenue only when the Company satisfies each performance obligation.

The Company derives its revenues from products sales which include electronics and lighting. All of the Company’s revenue is from contracts with customers. The Company’s contracts contain performance obligations for the shipment of products, with each individual product consisting of a performance obligation. Revenue from the product sales is recognized when the Company’s performance obligations are satisfied; when title and control of the product is transferred to the customer; and the customer is able to direct the use of and obtain substantially all of the remaining benefits from the asset, which occurs upon shipment. Customer payments are typically due within 30 days of billing.

Revenue is recognized at an amount that reflects the consideration expected to be received in exchange for the products sold. In some cases, the nature of the contracts give rise to variable consideration, including discounts or advertising rebates that generally decrease the transaction price. Variable consideration is estimated at the most likely amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of the anticipated performance and all information (historical, current, and forecasted) that is reasonably available.

The Company warranties are considered assurance warranties and therefore do not constitute variable consideration under Topic 606. Product warranties are up to five years, however, typically are remedied by repair or replacement within 30 days of shipment. Warranty claims have been insignificant to the consolidated financial statements.

DTI SERVICES LIMITED LIABILITY COMPANY AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2021, and the Year Ended December 31, 2020

Related Parties

The Company has historically engaged in and may continue to engage in certain business transactions with related parties. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis due to the absence of free market forces that naturally exist in business dealings between two or more unrelated entities. Related party transactions may not always be favorable to our business and may include terms, conditions and agreements that are not necessarily beneficial to or in best interest of our company.

Leases

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, “Leases (Topic 842)” in February 2016 and subsequently issued related ASUs in 2018 and 2019 (collectively, “ASC 842”). ASC 842 requires lessees to recognize a right-of-use asset and corresponding lease liability for all leases with terms greater than 12 months.  The Company adopted ASC 842 on January 1, 2020. As part of the adoption, the Company elected to utilize the package of practical expedients included in ASC 842, which permitted the Company to not reassess (i) whether any expired or existing contracts contain leases; (ii) the lease classification for any expired or existing leases; and (iii) the initial direct costs for existing leases. The Company also elected the short-term lease recognition exemption for leases with terms of 12 months or less. This adoption resulted in recognition of a right of use asset and an operating lease liability of $1,882,190 as of January 1, 2020.

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350)—Simplifying the Test for Goodwill Impairment. ASU 2017-04 simplifies the accounting for goodwill impairments by eliminating the requirement to compare the implied fair value of goodwill with its carrying amount as part of step two of the goodwill impairment test referenced in ASC 350, Intangibles – Goodwill and Other. As a result, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value. However, the impairment loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for annual reporting periods beginning after December 15, 2019, including any interim impairment tests within those annual periods, with early application permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

DTI SERVICES LIMITED LIABILITY COMPANY AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2021, and the Year Ended December 31, 2020

Note 3– Variable Interest Entities

The following table summarizes the balance sheets for the consolidated VIEs as of September 30, 2021, and December 31, 2020:

	September 30,	December 31,
	2021	2020
ASSETS

CURRENT ASSETS:
Cash	$51,459	$303,209
Accounts receivable, net	4,228,847	4,776,704
Inventory, net	7,705,599	9,485,839
Intercompany receivable	2,644,174	210,249
Prepaid expenses and other current assets	1,291,800	85,608
Total current assets	15,921,879	14,861,609

Property and equipment, net	502,202	615,744
Right of use asset, net	1,243,971	1,504,458
Other non-current assets	5,486	5,486
TOTAL ASSETS	$17,673,538	$16,987,297

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$554,288	$839,037
Accrued expenses	837,616	654,245
Contract liabilities	158,376	210,777
Notes payable	-	618,700
Operating lease obligation, current portion	355,585	338,692
Other payables	209,504	377,285
Total current liabilities	2,115,369	3,038,736

Line of credit	5,264,931	5,939,056
Operating lease obligation, net of current portion	956,800	1,226,128
TOTAL LIABILITIES	8,337,100	10,203,920

Members’ Equity
Members’ equity	9,336,438	6,783,377
Total Members’ Equity	9,336,438	6,783,377
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$17,673,538	$16,987,297

Note 4– Debt

In April 2020, the Company received a loan under the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief and Economic Security (“CARES”) Act totaling $618,700.  The loan has a term of 24 months and accrues interest at 1% per annum.  As of September 30, 2021, the principal amount of $618,700 and related interest was forgiven.

The Company also has an available line of credit with a financial institution, which provides for borrowings of the lower of a borrowing base or $10,000,000. Drawdowns from the line of credit bear interest equivalent to the adjusted London Interbank Offered Rate (LIBOR), plus 195 basis points. The line of credit will mature on August 31, 2023. Due to the maturity date of the revolving credit agreement, the debt has been classified as a noncurrent obligation as of September 30, 2021, and December 31, 2020. The line of credit is secured by substantially all assets of the Company. As of September 30, 2021, the availability on the line of credit was $3,309,739.

The Company is required to maintain covenants including financial ratios as a condition of the agreement. As of September 30, 2021, the Company was not in compliance with one of the financial covenants but obtained a waiver of the default from the lender.

DTI SERVICES LIMITED LIABILITY COMPANY AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2021, and the Year Ended December 31, 2020

The outstanding balances for the above loans as of September 30, 2021, and December 31, 2020, were as follows:

	September 30,	December 31,
	2021	2020
PPP loan	$-	$618,700
Line of credit	5,264,931	5,939,056
Total notes payable	$5,264,931	$6,557,756

Future scheduled maturities of outstanding notes payable are as follows:

Years Ending September 30,
2022	$-
2023	5,264,931
Total	$5,264,931

Note 5 –Leases

The table below presents the lease related assets and liabilities recorded on the Company’s consolidated balance sheets as of September 30, 2021, and December 31, 2020:

		September 30,	December 31,
	Classification on Balance Sheet	2021	2020
Assets
Operating lease assets	Operating lease right of use assets	$1,243,971	$1,504,458
Total lease assets		$1,243,971	$1,504,458

Liabilities
Current liabilities
Operating lease liability	Current operating lease liability	$355,585	$338,692
Noncurrent liabilities
Operating lease liability	Long-term operating lease liability	956,800	1,226,128
Total lease liability		$1,312,385	$1,564,820

In March 2018, the Company entered into a lease agreement for office and warehouse space under a non-cancellable operating lease. The lease has a term of 89 months with monthly payments ranging from $31,350 to $35,207. The Company determined the lease to be an operating lease and recognized a right-of-use asset and operating lease liability of $1,882,190 based on the present value of the minimum lease payments discounted using an incremental borrowing rate of 4%.

The lease expense for the nine months ended September 30, 2021, and for the year ended December 31, 2021, was $301,958 and $407,004, respectively. The cash paid under operating leases during the nine months ended September 30, 2021, and for the year ended December 31, 2021, was $293,906 and $383,488, respectively. At September 30, 2021 and December 31, 2020, the weighted average remaining lease terms were 3.42 and 4.17 years; respectively, and the weighted average discount rate was 4% and 4%, respectively.

DTI SERVICES LIMITED LIABILITY COMPANY AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2021, and the Year Ended December 31, 2020

As of September 30, 2021, the future minimum operating lease payments were as follows:

Operating
Twelve Months Ending September 30,	Leases
2021 (three months remaining)	$98,464
2022	401,761
2023	411,249
2024	420,874
2025	70,413
Total payments	1,402,761
Less: imputed interest	(90,376)
Total obligation	1,312,385
Less: current portion	(355,585)
Non-current financing leases obligations	$956,800

Note 6 – Members’ Equity

The Company had cash contributions to members for the nine months ended September 30, 2021, and for the year ended December 31, 2020, of $1,214,020 and $2,330,178, respectively.

Note 7 – Related Party

DTI has a non interest-bearing note receivable from a member. At September 30, 2021, the balance of the note receivable was $1 million.

At September 30, 2021, and December 31, 2020, DTI had receivables from a related party in the amounts of $0 and $398, respectively. Total sales to the related party at September 30, 2021 and December 31, 2020, was $2,063 and $14,851, respectively. Total purchases from the related party at September 30, 2021, and December 31, 2020, was $530 and $15,927, respectively.

Note 8 – Licensing Agreement

DTI has entered into licensing agreements with RCA Trademark Management for the licensing rights to the respective trademarks in the United States of America and Canada.

The RCA licensing agreement was amended and expires December 31, 2024. DTI agrees to pay RCA a royalty fee of 2.50% on net sales of the licensed products with a minimum annual payment of $420,000 for the years ended 2020 and 2021, $440,000 for the year ended 2022, and $460,000 for the year ended 2023, and $480,000 for the year ended 2024. Product licensing fee expense was $315,000 and $420,650 for the nine months ended September 30, 2021, and year ended December 31, 2020, respectively.

Note 9 – Commitments and Contingencies

Warranty Service Agreement

The Company entered into a warranty service agreement to provide certain warranty services for a lighting supplier through December 31, 2024, except for one class of customer through 2030. In exchange for these services the Company receives annual payments as follows:

DTI SERVICES LIMITED LIABILITY COMPANY AND AFFILIATES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2021, and the Year Ended December 31, 2020

Years Ending September 30,
2022	$75,712
2023	66,626
2024	59,964
Total	$202,302

Legal Proceedings

From time to time, the Company may become involved in lawsuits and other legal proceedings that arise in the course of business.  Litigation is subject to inherent uncertainties, and it is not possible to predict the outcome of litigation with total confidence. The Company is currently not aware of any legal proceedings or potential claims against it whose outcome would be likely, individually or in the aggregate, to have a material adverse effect on the Company’s business, financial condition, operating results, or cash flows.

Note 10 – Subsequent Events

The Company evaluated events occurring after September 30, 2021, and through the date the financial statements were issued, February 22, 2022, and identified the following events or transactions that require disclosure in these financial statements:

On December 9, 2021, the Company entered into a Membership Interest Purchase Agreement with Alpine 4 Holdings, Inc. and A4 Technologies, Inc. (collectively “Alpine”) wherein Alpine acquired all membership interests of the Company for a total consideration of approximately $21 million consisting of cash of $14 million, $2 million promissory notes issued to the sellers, 1,587,301 shares of the Company's common stock with a fair value of $3,682,538 million and common stock warrants with an exercise price of $2.52 and a term of three years with a fair value of $668,863.

On November 23, 2021, the balance of the $1,000,000 note receivable due from related party was received in full.

December 9, 2021, the $10,000,000 line of credit (see Note 4) was amended, all the terms and conditions of the agreement remain in full force and effect as originally written, with the exception of the guarantee. On December 9, 2021, Alpine 4 entered into a guaranty agreement with the bank, in which Alpine guarantees the full and prompt payment of all the obligations when due.